UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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DIRECT INSITE CORP.
(Name of Registrant as Specified in its Charter)
________________________________________________________
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DIRECT INSITE CORP.
13450 West Sunrise Boulevard
Suite 510
Sunrise, FL  33323

April 29, 2011

Dear Stockholder:

This is to inform you that Direct Insite Corp. (the “Company”), Metropolitan Venture Partners II, L.P. (“MetVP II”), Metropolitan Venture Partners (Advisors) L.P. (“MetVP Advisors”), Metropolitan Venture Partners Corp. (“MetVP Corp.” and, together with MetVP II and MetVP Advisors, the “MetVP Entities”) and S.A.V.E. Partners III, LLC (“SAVE”), among others, have entered into an agreement with the Company (the “Agreement”), as described in the accompanying Supplement to the Company’s Proxy Statement (the “Supplement”),whereby the Company has agreed to nominate a new slate of directors for election at the 2011 Annual Meeting of Stockholders to be held on May 25, 2011 (the “Annual Meeting”).

The Agreement will enable the board of directors (the “Board”) and management to continue to focus their full attention on operating the business and maximizing the value of the Company for our stockholders.

Please note that the location of the  Annual Meeting has been changed to 10:00 a.m., Eastern time, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, FL 33323.

The Board, the MetVP Entities and SAVE join in supporting the slate of nominees set forth in the Supplement. In order to cast your vote for these nominees, please sign, date and mail the enclosed proxy card or vote by telephone or over the internet.

Sincerely,

                                                                                                                                                /s/ James A. Cannavino
James A. Cannavino
Chairman of the Board

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU HAVE. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE. YOU MAY ALSO GRANT A PROXY OVER THE INTERNET OR BY TELEPHONE, AS SET FORTH ON THE ENCLOSED PROXY CARD.

ALL STOCKHOLDERS, REGARDLESS OF WHETHER THEY HAVE PREVIOUSLY SUBMITTED A PROXY, ARE URGED TO RETURN THE ENCLOSED PROXY CARD. PLEASE DISCARD ANY PROXY CARD YOU MAY HAVE PREVIOUSLY RECEIVED. ANY PREVIOUS PROXY WHICH YOU HAVE SUBMITTED (OTHER THAN THE PROXY CARD ENCLOSED HEREWITH) WILL NOT BE VOTED AT THE ANNUAL MEETING. ACCORDINGLY, THERE IS NO NEED TO REVOKE ANY PREVIOUSLY SUBMITTED PROXY CARD BECAUSE SUCH PROXIES WILL NOT BE SUBMITTED AT THE ANNUAL MEETING.

If you have any questions, please call the Company’s Secretary at 631-873-2900

DIRECT INSITE CORP.

SUPPLEMENT TO PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2011

This supplement (the “Supplement”) supplements and amends the Proxy Statement dated April 15, 2011 (the “Proxy Statement”) of Direct Insite Corp. (the “Company”) furnished to stockholders in connection with the solicitation of proxies on behalf of the board of directors (the “Board”) of the Company for use at the 2011 Annual Meeting of Stockholders scheduled to be held on May 25, 2011 at 10:00 a.m., Eastern time, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, FL 33323 (the “Annual Meeting”). The record date for the determination of the holders of common stock of the Company (“Common Stock”) who are entitled to notice of and to vote at the Annual Meeting is March 28, 2011, which is the same record date specified in the Proxy Statement.

This Supplement, which should be read in conjunction with the Proxy Statement, is first being mailed to stockholders of the Company on or about May 3, 2011.

On April 28, 2011, the Company entered into an agreement (the “Agreement”) with Metropolitan Venture Partners II, L.P. (“MetVP II”), Metropolitan Venture Partners (Advisors) L.P. (“MetVP Advisors”), Metropolitan Venture Partners Corp. (“MetVP Corp.” and, together with MetVP II and MetVP Advisors, the “MetVP Entities”), James A. Cannavino, Michael Levin, Tall Oaks Group LLC (“Tall Oaks”), Lawrence D. Hite, Thomas C. Lund, Carol A. Lund, Craig W. Thomas, Bradley M. Tirpak, John J. Murabito, Philip Summe and S.A.V.E. Partners III, LLC (“SAVE”), pursuant to which the Company agreed to nominate for election the following slate of directors: (a) Mr. James A. Cannavino and Mr. Philip Summe for election as Class I directors to serve until the 2012 annual meeting of stockholders or until their successors are duly elected and qualified, (b) Mr. Thomas Lund and Mr. John J. Murabito for election as Class II directors to serve until the 2013 annual meeting of stockholders or until their successors are duly elected and qualified, and (c) Mr. Michael Levin and Mr. Craig W. Thomas for election as Class III directors to serve until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified. Mr. Cannavino and Mr. Levin are currently serving as directors of the Company. Mr. Cannavino will continue in his capacity as Chairman of the Board. The six nominees identified above are collectively referred to herein as the “Nominees.”

The proxy card enclosed with this Supplement differs from the proxy card previously furnished to you with the Proxy Statement in that the enclosed proxy card includes the names of all of the Nominees. Thus, if you wish to vote, please submit the proxy card enclosed with this Supplement. The Board recommends that you vote FOR each of the Nominees.

In addition, stockholders are being asked to vote at the Annual Meeting FOR the ratification of the appointment of Marcum, LLP as our independent registered public accounting firm for the year ending December 31, 2011 as more fully described in the Proxy Statement.

The Board does not intend to bring before the Annual Meeting any matters other than those specifically described above, and knows of no matters other than the foregoing to come before the Annual Meeting. If any other matters or motions properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Annual Meeting.

Stockholders are urged to sign, date and mail the enclosed proxy card promptly. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby by notice in writing to the Corporate Secretary, Direct Insite Corp., 13450 West Sunrise Boulevard, Suite 510, Sunrise, FL  33323, or by submitting a later dated proxy or voting in person at the Annual Meeting.

Background

On April 25, 2011, the MetVP Entities and SAVE formally notified the Company of their intention to nominate five nominees for election at the Annual Meeting. On April 19, 2011, SAVE delivered a demand, pursuant to section 220 of the Delaware General Corporation law (the “Section 220 Demand”), to review certain of the Company’s books and records in connection with the Annual Meeting.

On April 28, 2011, the Agreement was entered into. The Agreement provides that, among other things, the Board and all applicable committees of the Board will (a) take all actions necessary and appropriate to increase the size of the Board to six directors, such that a vacancy will exist in Class I of the Board; (b) nominate for election at the Annual Meeting the slate of directors as described above, and (c) recommend that the Company’s stockholders vote in favor of such slate.  In addition, the Company agreed to (a) amend the Proxy Statement and related proxy card to reflect such nominations and recommendations, (b) use its reasonable best efforts to solicit proxies in favor of the election of such slate, including voting all shares of Common Stock represented by proxies received pursuant to the amended definitive proxy statement and proxy card in connection with the Annual Meeting in favor of such individuals (except for any proxy that specifically indicates that such authority is withheld) and against any proposal inconsistent with the Agreement that may be raised at the Annual Meeting, and (c) not cancel or adjourn, nor propose any other matter to be voted upon at, the Annual Meeting.

Pursuant to the Agreement, the Company further agreed that it will not, until after the Annual Meeting, (a) increase the size of the Board to more than six directors; (b) change any provisions, other than in a manner that is consistent with the terms of the Agreement, of the Company’s Bylaws or Certificate of Incorporation; (c) otherwise amend any charters or policies of the Board or committees of the Board in a manner that would be inconsistent with the terms of the Agreement or adverse to the stockholders of the Company; or (d) conduct its business other than in the ordinary course consistent with past practice.  In addition, except as provided in the amended employment agreement of Mr. Cannavino, as approved by the Board on April 26, 2011, and except with respect to certain persons other than officers and directors of the Company as would be immaterial in amount and significance to the Company, the Company agreed that it would not, without the written consent of the MetVP Entities and SAVE (a) enter into any employment or consulting agreements, (b) make any changes or amendments to any currently existing employment or consulting agreements, (c) make or commit to make any grants of bonuses, equity, options or cash or any other form of additional compensation, other than base salary, or (d) increase the base salary of any person.

The MetVP Entities and SAVE have agreed, conditioned upon certain compliance by the Company with the Agreement, (a) to withdraw the Section 220 Demand and (b) not to file any proxy materials contrary to the Company’s proxy materials with respect to the Annual Meeting.  In addition, the MetVP Entities and SAVE have agreed to vote all of their shares of Common Stock, an aggregate of 2,989,133 shares, in favor of the slate of directors as described above at the Annual Meeting.

Pursuant to the terms of the Agreement, and after evaluation by the Board and all applicable committees of the Board, on April 26, 2011, the Board nominated the Nominees for election as directors at the Annual Meeting.  In order to accomplish this, the Company increased the number of directors to six. The Board assigned two directors to each of the three classes and nominated directors for each of the classes, as described above.

The Company filed a complete copy of the Agreement with the Securities and Exchange Commission (the “SEC”) on April 29, 2011 as an exhibit to its Current Report on Form 8-K, and this summary is qualified by the terms of the Agreement included therein.

In addition to the Agreement, MetVP, SAVE, Mr. Levin, Mr. Thomas, Mr. Lund and his wife Carol Lund, and certain other persons have entered into a Voting and Joint Solicitation Agreement, dated as of April 22, 2011 (the “Voting Agreement”).  The Voting Agreement provides, among other things, that the parties will work in good faith to elect Messrs. Levin, Thomas, Lund, Murabito and Summe and to take such other action as they deem advisable or necessary to achieve such election.  In addition, the Voting Agreement provides that each of the parties will vote or cause to be voted all shares of the Company he, she or it directly and beneficially owns in favor of these nominees.  The Voting Agreement will terminate on the earlier to occur of December 31, 2011 and the election of the nominees, unless earlier terminated in writing by the parties thereto.

MetVP also entered into written agreements with Messrs. Lund, Murabito, Summe, Thomas and Levin. Under these agreements, MetVP agreed to reimburse these nominees for out-of-pocket expenses incurred in connection with serving as a nominee and to indemnify them in connection with their nomination and service as a nominee, subject to certain limitations.  MetVP also agreed to pay each of Messrs. Lund, Murabito and Summe 15,000 shares of the Common Stock for acting as a nominee.  These nominees will not be entitled to additional compensation, or to continued indemnification by MetVP for any future acts or omissions, once elected to the Company’s Board.

Nominees

Proposal 1 as set forth in the Proxy Statement is hereby amended to provide that the Board has nominated six individuals to serve on the Board. As discussed below, two nominees will serve for a one year term until the annual meeting in 2012, two will serve until the annual meeting in 2013 and two will serve until the annual meeting in 2014. Philip Summe, Thomas C. Lund, John J. Murabito and Craig W. Thomas have consented to being named in this Supplement and have agreed to serve if elected, and we have no reason to believe that any of them will be unable to serve. Information about James Cannavino and Michael Levin, who are currently directors of the Company, is set forth in the Proxy Statement. Certain information concerning Craig W. Thomas, Thomas C. Lund, John J. Murabito and Philip Summe is set forth below.

Craig W. Thomas is a co-founder of Shareholder Advocates for Value Enhancement (S.A.V.E.) and a Managing Member of S.A.V.E. Partners III, LLC. He is also the founder of KC Trading Partners where he manages a portfolio of equity investments. Mr. Thomas served as Director of Research at S.A.C. Capital Advisors from 2007 to 2008 and was a Portfolio Manager at S.A.C. Capital Advisors from 2005 to 2007. Mr. Thomas was a Director at CR Intrinsic Investors, an affiliate of S.A.C. Capital Advisors, from 2004 to 2005, and he was a Research Analyst at S.A.C. Capital Advisors from 2003 to 2004. Prior to earning his MBA, Mr. Thomas was an Analyst at Goff Moore Strategic Partners and Rainwater, Inc. from 1999 to 2001 and an Associate at The Boston Consulting Group, Inc. from 1997 to 1999.  Mr. Thomas is a former director of Laureate Education, Inc. and WCI Communities, Inc.  Mr. Thomas earned his A.B. at Stanford University and earned his MBA from the Graduate School of Business at Stanford University.  Mr. Thomas’ background as an advocate for stockholders and improved corporate governance and his extensive experience as an investor in public companies and as a director will align the interests of the Board with those of the Company’s stockholders and bring accountability and a seasoned investor-centered perspective to the Board.

Thomas C. Lund is the founder and Chief Executive Officer of Lund Capital Group, a private commercial real estate company that has holdings in various regions across the U.S.  Prior to founding Lund Capital Group, Mr. Lund founded Customer Development Corporation (“CDC”), a company specializing in database management and marketing for financial institutions and other various companies around the world.  Mr. Lund is widely known as a pioneer of database marketing. In 1987, CDC was honored by Inc. Magazine as the 8th fastest growing privately held company in the country.  Mr. Lund, who is credited worldwide with many technical and creative innovations in the database marketing industry, also received the coveted “High-Tech Entrepreneur of the Year” award by Entrepreneur Magazine. Mr. Lund sold CDC in November of 1998.  In addition to Mr. Lund’s business interests, he and his wife are active philanthropists.  Mr. Lund’s entrepreneurial success as an industry pioneer in database marketing will be of value to the Board as it seeks to create a more entrepreneurial culture and invigorate sales and marketing efforts.

John J. Murabito brings nearly thirty years of securities industry experience encompassing a broad array of functions, including as Chief Executive Officer, Chief Operating Officer and Chief Information Officer of US broker-dealers.  From November 2001 through February 2011, Mr. Murabito was Chief Executive Officer of Hapoalim Securities USA, Inc. and its predecessor companies, including Investec (US) Inc., an affiliate of the Investec Group, an international banking group.  In his role as CEO of Investec (US) Inc, Mr. Murabito oversaw a firm with approximately 1,000 employees and $1 billion of assets.  Mr. Murabito successfully restructured the company’s US operations, including the acquisition and disposition of businesses, to enhance stockholder value.  In addition, as CEO of subsidiaries of publicly-traded companies in the UK, South Africa and Israel, he implemented structures to enhance corporate governance and controls.  Mr. Murabito was a Managing Director in Information Technology at the National Securities Clearing Corporation and served as deputy CIO for this essential US securities industry clearing utility.  Previously, Mr. Murabito was a general partner in the investment advisor Weiss Peck & Greer responsible for information technology and portfolio administration.  Mr. Murabito spent ten years with the investment bank Dillon Read & Company, including as Chief Information Officer. Mr. Murabito earned an MBA from the Wharton School at the University of Pennsylvania.  Mr. Murabito brings senior-level operating experience, hands-on restructuring skills and technology expertise that should contribute to the Board’s efforts to formulate and execute plans for enhanced operating performance and the introduction of new products.

Philip Summe is the Portfolio Manager of Crossfields Capital Management, a firm he founded in 2005 that invests in small-cap, deep-value companies with selective activist involvement to facilitate the realization of stockholder value.  In 2007, Mr. Summe was instrumental in founding Owners Research Group, a business focused on more effectively representing stockholder priorities to boards and management.  From 2002 to 2004, Mr. Summe was a General Partner for Gabriel Venture Partners (“Gabriel”). Gabriel is a $260 million venture capital fund focused on leading investments in technology companies. Gabriel has a deep operations-focused approach where they generally join the board of directors and actively partner with management teams. At Gabriel, Mr. Summe led and structured investments in LVL7 and KMSI. He served as Chairman of the Board of LVL7 after initially investing in 2002. From 1998 to 2001, Mr. Summe was a Principal with J.P. Morgan Partners (formerly Chase Capital Partners) and Flatiron Partners where he led the software initiatives and served on numerous boards. Successful investments include Stamps.com, Starbelly, Interactive Search Holdings, and Arbinet. From 1996 to 1998, Mr. Summe was an investment banker with Deutsche Morgan Grenfell’s technology investment banking group.  He provided financing and M&A advice to companies. From 1991 to 1994, Mr. Summe was a Senior Consultant with Accenture and worked for Convergys Systems from 1989 to 1991. Mr. Summe received an MBA with Honors from the University of Chicago Graduate School of Business and a BS in Applied Physics with Honors from Xavier University.  Mr. Summe’s experience as a small-cap technology investor and venture capitalist helping to grow small businesses, with hands-on operational oversight and a focus on stockholder priorities, will assist the Board in formulating and overseeing implementation of a growth strategy.

Mr. Thomas, Mr. Lund, Mr. Murabito and Mr. Summe meet the applicable Nasdaq independence standards. There are no related party transactions between the Company and Mr. Thomas, Mr. Lund, Mr. Murabito and Mr. Summe. Mr. Lund is the father-in-law of Mr. Matthew Oakes, the Company’s President and Chief Operating Officer. Each of these Nominees will receive the standard compensation received by outside directors, currently as described in the Proxy Statement.

Terms and Classification of Directors

The Nominees, if elected, will serve terms as follows: Messrs. James A. Cannavino and Philip Summe, as Class I directors, until the 2012 annual meeting of stockholders or until their successors are duly elected and qualified; Messrs. Thomas Lund and John J. Murabito, as Class II directors, until the 2013 annual meeting of stockholders or until their successors are duly elected and qualified; and Messrs. Michael Levin and Craig W. Thomas, as Class III directors, until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified. Mr. Cannavino and Mr. Levin currently serve as directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table supersedes the information originally set forth in the Proxy Statement and sets forth the beneficial ownership of shares of voting stock of our Company, as of March 28, 2011, of (i) each person known by us to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of our named executive officers, (iii) each of our current directors and our nominees, and (iv) all of our executive officers and directors as a group.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock(2)		Percent of Common Stock(3)
Metropolitan Venture Partners II, L.P. (4)	2,315,790	(5)	19.9
James Cannavino	2,421,787	(6)	20.9
Bernard Puckett	199,986		1.7
Dennis Murray	318,541	(7)	2.7
Michael Levin	2,408,185	(8)	20.7
Charles Mechem	10,000		Less than 1.0%
Matthew Oakes	427,145		3.7
Arnold Leap	356,331		3.1
Michael J. Beecher	220,830		1.9
Lawrence D. Hite	2,663,796	(10)	22.9
S.A.V.E. Partners III, LLC(9)	582,948		5.0
Craig W. Thomas	582,948	(11)	5.0
Thomas C. Lund	418,633	(12)	3.6
John J. Murabito	15,000	(13)	Less than 1.0%
Phillip Summe	15,000	(14)	Less than 1.0%
All Officers and Directors as a Group (8 persons)	6,362,805		54.8
_____________________
(1)	Unless otherwise indicated, the business address of each person named in the table is c/o Direct Insite Corp., 13450 West Sunrise Boulevard, Suite 510, Sunrise, FL 33323

(2)	Except as otherwise indicated, each person listed in the table below has sole voting and investment power with respect to the shares indicated below.

(3)	Based on 11,611,375 shares outstanding plus options exercisable within 30 days as of March 28, 2011.

(4)	The business address of Metropolitan Venture Partners II, L.P. is 590 Madison Avenue, 34th Floor, New York, NY 10022.

(5)
Represents the number of shares over which Metropolitan Venture Partners II, L.P. (“MVP II”) exercises sole voting and dispositive power and excludes 69,034 shares of common stock that were issued to it by the Company for board fees earned by Metropolitan Venture Partners Corp. (“MVP Corp”) that were to be assigned to MVP Corp. Each of Mr. Levin (see Note 8), Mr. Hite (see Note 10), MVP Corp. and Metropolitan Venture Partners (Advisors), L.P. (“MVP Advisors”) may be deemed to have shared voting and investment power with respect to the shares directly held by MVP II.  Each of the persons or entities identified in this Note 5 may be deemed to be part of a group with Tall Oaks Group LLC (“TOG”) and S.A.V.E. Partners III, LLC (see Note 9).  The business address for MVP Corp. and MVP Advisors, L.P. is 590 Madison Avenue, 34th Floor, New York, NY 10022.  The amount and nature of the beneficial ownership interests of MVP II, MVP Corp., MVP Advisors, TOG, Mr. Levin and Mr. Hite are based solely on a Schedule 13D/A filed with the SEC on March 11, 2011. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13D/A, but have no reason to believe that such information is not complete or accurate.

(6)           Includes 400,000 shares of common stock issuable upon exercise of options.

(7)           Includes 25,000 shares of common stock issuable upon exercise of options.

(8)
Includes (i) 2,000 shares directly owned by Mr. Levin, (ii) 2,315,790 shares directly owned by MVP II which Mr. Levin may be deemed to indirectly beneficially own and with respect to which Mr. Levin may be deemed to share voting and investment power, (iii) 90,395 shares directly owned by MVP Corp. and with respect to which Mr. Levin may be deemed to share voting and investment power. Mr. Levin is a managing director and a shareholder of MVP Corp., which is the general partner of MVP Advisors which is the general partner of MVP II.  The amount and nature of the beneficial ownership interests of MVP II, MVP Corp., MVP Advisors, TOG, Mr. Levin and Mr. Hite are based solely on a Schedule 13D/A filed with the SEC on March 11, 2011. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13D/A, but have no reason to believe that such information is not complete or accurate.

(9)
The business address for S.A.V.E. Partners III, LLC (“SAVE”) is 500 West Putnam Avenue, Greenwich, CT 06830. S.A.V.E. Partners III, LLC may be deemed to be part of a group with MVP II, certain of MVP II’s affiliates and other persons named in Note 5 above. In addition, each of Craig W. Thomas and Bradley M. Tirpak, may be deemed to share voting and investment power with SAVE but own no shares directly. The amount and nature of the beneficial ownership interests of SAVE and Messrs. Thomas and Tirpak are based solely on a Schedule 13D/A filed with the SEC on March 25, 2011. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13D/A, but have no reason to believe that such information is not complete or accurate.

(10)
Includes (i) 179,424 shares directly owned by Mr. Hite, (ii) 2,315,790 shares directly owned by MVP II which Mr. Hite may be deemed to indirectly beneficially own and with respect to which Mr. Hite may be deemed to share voting and investment power, (iii) 90,395 shares directly owned by MVP Corp. and with respect to which Mr. Hite may be deemed to share voting and investment power; and (iv) 78,187 shares directly owned by TOG and with respect to which Mr. Hite may be deemed to share voting and investment power. The business address of each of Mr. Hite and TOG is 205 Lexington Avenue, 8th Floor, New York, NY 10016. The amount and nature of the beneficial ownership interests of MVP II, MVP Corp., MVP Advisors, TOG, Mr. Levin and Mr. Hite are based solely on a Schedule 13D/A filed with the SEC on March 11, 2011. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13D/A, but have no reason to believe that such information is not complete or accurate.

(11)
The business address of Mr. Thomas is C/O SAVE, 500 West Putnam Avenue, Greenwich, CT 06830.  Includes 582,948 shares directly owned by SAVE and with respect to which Mr. Thomas may be deemed to share voting and investment power (see Note 9).  The amount and nature of the beneficial ownership interests of Mr. Thomas are based solely on a Schedule 13D/A filed with the SEC on March 25, 2011. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13D/A, but have no reason to believe that such information is not complete or accurate.

(12)
The business address of Mr. Lund is C/O Lund Capital, 801 Laurel Oak Drive, Suite 102, Naples, FL 34108.  Includes (i) the right to acquire 15,000 shares pursuant to the nomination agreement described above and (ii) shares owned by Mr. Lund’s wife, as to which shares Mr. Lund concedes beneficial ownership.

(13)	The address of Mr. Murabito is 89 Hamlet Drive, Commack, NY 11725. Includes the right to acquire 15,000 shares pursuant to the nomination agreement described above.

(14)	The business address of Mr. Summe is 385 Homer Avenue, Palo Alto, CA 94301. Includes the right to acquire 15,000 shares pursuant to the nomination agreement described above.

Employment Agreements

The employment agreement with James A Cannavino (the “Cannavino Agreement”), the Chairman and Chief Executive Officer of the Company, has a two year term effective January 1, 2011 through December 31, 2012.  The Cannavino Agreement provides for a salary of $25,833 per month and an annual incentive bonus with a target equal to 70% of the base annual salary subject to achieving certain revenue growth and operating cash flow goals. The Cannavino Agreement further provides for reimbursement of certain medical and travel expenses.  In the event of termination prior to the expiration date, the Cannavino Agreement provides for a lump sum cash payment equal to two times his annual base salary, immediate vesting of all outstanding equity based awards; and payment of certain accrued obligations and unreimbursed business expenses incurred through the termination of employment date. The Cannavino Agreement also provides that if it terminates in accordance with its terms on December 31, 2012, then Mr. Cannavino will serve as a consultant to the Company for twelve months and receive monthly payments equal to the monthly base salary amount.

On April 26, 2011, the Board approved an amendment to the Cannavino Agreement, dated as of January 1, 2011.  The material change to the Cannavino Agreement was with respect to certain termination rights by the Company and Mr. Cannavino. More specifically, the Company’s right to terminate for cause has been eliminated and Mr. Cannavino’s right to terminate has been expanded to permit Mr. Cannavino to resign at any time at his sole discretion.  In the event Mr. Cannavino is terminated for any reason, or resigns, he will be entitled to receive all of the severance benefits as provided in the agreement. In addition, Mr. Cannavino’s stock options may convert to common stock on a one to one basis if the new board (elected at the Annual Meeting) deems Mr. Cannavino has made positive contributions to the Company in the transition.

The employment agreement with Matthew E. Oakes, the President and Chief Operating Officer of the Company, has a two year term effective January 1, 2011 through December 31, 2012.  The agreement provides for a salary of $16,667 per month and an annual incentive bonus with a target equal to 30% of the base annual salary subject to achieving certain revenue growth and operating cash flow goals. The agreement further provides for use of an automobile and related expenses and reimbursement of certain medical and travel expenses.  In the event of termination prior to the expiration date, the agreement provides for a lump sum cash payment equal to 1.3 times his annual base salary,  immediate vesting of all outstanding equity based awards and a lump sum cash payment equal to Mr. Oakes’ annual automobile costs and 12 months Cobra coverage; as well as payment of certain accrued obligations and unreimbursed business expenses incurred through the termination of employment date.

The employment agreement with Michael J. Beecher, the Chief Financial Officer of the Company, has a one year term effective January 1, 2011 through December 31, 2011 with an option to renew for an additional year to December 31, 2012.  The agreement provides for a salary of $15,417 per month and an annual incentive bonus with a target equal to 20% of the base annual salary subject to achieving certain revenue growth and operating cash flow goals. The agreement further provides for use of an automobile and related expenses and reimbursement of certain medical and travel expenses.  In the event of termination prior to the expiration date, the agreement provides for a lump sum cash payment equal to 1.3 times his annual base salary,  immediate vesting of all outstanding equity based awards and a lump sum cash payment equal to Mr. Beecher’s annual automobile costs and 12 months Cobra coverage; as well as payment of certain accrued obligations and unreimbursed business expenses incurred through the termination of employment date.

On April 26, 2011, the Company entered into an employment agreement with Arnold Leap, the Executive Vice President of Sales and Marketing and Chief Technology Officer of the Company, for a two-year term effective January 1, 2011 through December 31, 2012.  The agreement provides for annual compensation of $80,000 for Mr. Leap’s position as Chief Technology Officer and $120,000 as Executive Vice President of Sales and Marketing, for a total of $200,000 as base salary..  The agreement provides that Mr. Leap is eligible to receive an annual incentive bonus for his position as Chief Technology Officer, with a target bonus equal to 20% of the apportioned base salary of $80,000, 80% of which to be based on attainment of prescribed revenue growth and cash flow from operations and 20% of which to be based on individual objectives as determined by the Compensation Committee.  In the event of termination prior to the expiration date, the agreement provides for a lump sum cash payment equal to 1.3 times his annual base salary, immediate vesting of all outstanding equity based awards and a lump sum cash payment equal to Mr. Leap’s annual automobile costs and 12 months Cobra coverage; as well as payment of certain accrued obligations and unreimbursed business expenses incurred through the termination of employment date.

Voting of Proxies

If you wish to vote for all six of the Nominees, you must do so by voting on the proxy card enclosed within this Supplement. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Annual Meeting is required to elect directors. All proxies received by the Board will be voted FOR the election as directors of the Nominees listed above if no direction to the contrary is given.

In addition, stockholders are being asked to vote at the Annual Meeting FOR the ratification of the appointment of Marcum, LLP as our independent registered public accounting firm for the year ending December 31, 2011 as more fully described in the Proxy Statement.

The proxy card enclosed with this Supplement differs from the proxy card previously furnished to you with the Proxy Statement. If you wish to vote on any of the proposals at the Annual Meeting, you must do so by voting on the proxy card enclosed within this Supplement. Stockholders are urged to sign, date and mail the enclosed proxy card promptly. You may also grant a proxy over the Internet or by telephone, as set forth on the enclosed proxy card.

The enclosed proxy card is being delivered to stockholders of the Company along with this Supplement. ALL STOCKHOLDERS, REGARDLESS OF WHETHER THEY HAVE PREVIOUSLY SUBMITTED A PROXY, ARE URGED TO RETURN THE ENCLOSED PROXY CARD. PLEASE DISCARD ANY PROXY CARD YOU MAY HAVE PREVIOUSLY RECEIVED. ANY PREVIOUS PROXY WHICH YOU HAVE SUBMITTED (OTHER THAN THE PROXY CARD ENCLOSED HEREWITH) WILL NOT BE VOTED AT THE ANNUAL MEETING. ACCORDINGLY, THERE IS NO NEED TO REVOKE ANY PREVIOUSLY SUBMITTED PROXY CARD BECAUSE SUCH PROXIES WILL NOT BE SUBMITTED AT THE ANNUAL MEETING.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person. The election of directors will now be considered a routine matter under the New York Stock Exchange rules.

By Order of the Board of Directors

/s/ James A. Cannavino
                                                                                               Chairman and Chief Executive Officer

DIRECT  INSITE CORP.
13450   WEST SUNRISE BLVD. SUITE  510
SUNRISE, FL.  33323

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
M36605-Z55379
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIRECT INSITE CORP.

The Board of Directors recommends you vote FOR the following:    For All    [  ]            Withhold  All    [  ]           For All Except  [  ]

To withhold authority to vote for any individual nominee(s), mark “For All Except”
and write the number(s) of the nominee(s) on the line below.
_______________________________________________________________
1.      Election of Directors
Nominees:
                    01)   No Longer Applicable
02)   No Longer Applicable

To serve until the Annual Meeting of Stockholders in 2014
03)   Michael Levin

To serve until the Annual Meeting of Stockholders in 2012
04)   James A. Cannavino
                    05)   No Longer Applicable

To serve until the Annual Meeting of Stockholders in 2012
06)   Philip Summe

                    To serve until the Annual Meeting of Stockholders in 2013.
07)    Thomas C. Lund
08)    John J. Murabito

To serve until the Annual Meeting of Stockholders in 2014.
09)    Craig W. Thomas

The Board of Directors recommends   you vote FOR the following   proposal:

2.      Ratification of the appointment of Marcum, LLP as the Company's independent registered public
accountants for the fiscal year ending December 31, 2011.    For  [   ]    Against  [   ]    Abstain  [   ]

           NOTE:   Upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon.
When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.
Joint owners should each sign personally.
All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

_____________________________________________                         ________________________________________
Signature [PLEASE SIGN WITHIN BOX]                  Date                               Signature (Joint Owners)                 Date

Important  Notice  Regarding  the Availability  of Proxy Materials  for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M36606-Z55379

DIRECT INSITE CORP.
BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING May 25, 2011

The undersigned hereby appoints MATTHEW OAKES and MICHAEL BEECHER, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in DIRECT INSITE CORP., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on May 25, 2011 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION,  UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S)  NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES  WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR EACH OF THE OTHER PROPOSALS  AS SET FORTH ON THE REVERSE HEREOF.

(Continued and to be signed on reverse side)
SEE REVERSE SIDE